UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUGUST 20, 2016

Jive Software, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35367	42-1515522
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
325 Lytton Avenue, Suite 200
Palo Alto, California 94301
(Address of principal executive offices) (Zip code)
(650) 319-1920
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
d) Election of new director
On August 20, 2016, the board of directors (the “Board”) of Jive Software, Inc. (the “Company”) elected Balaji Yelamanchili to serve as a member of the Board, effective immediately. Mr. Yelamanchili will serve as a Class III director, with a term expiring at the Company’s 2017 annual meeting of stockholders.
Since November 2014, Mr. Yelamanchili, age 54, has served as the Executive Vice President and General Manager for Enterprise Security at Symantec Corporation, a provider of security, storage and systems management solutions. Prior to Symantec, Mr. Yelamanchili served as the Senior Vice President, Business Analytics and Enterprise Performance Management Products at Oracle Corporation, an enterprise software and systems company, from June 2010 to November 2014. From July 2006 to June 2010, Mr. Yelamanchili served as Senior Vice President and General Manager, Content Management and Archiving at EMC Corporation, a data storage and cloud computing company, and as Vice President and General Manager, Content Management Products from June 2003 to June 2006. Mr. Yelamanchili holds a M.S. in Industrial Engineering from Louisiana State University and a M.B.A. from University of Michigan.
Mr. Yelamanchili will participate in the Company’s outside director compensation policy (the “Outside Director Compensation Policy”) described in its 2016 annual proxy statement filed with the Securities and Exchange Commission on April 27, 2016. Pursuant to the Outside Director Compensation Policy, Mr. Yelamanchili will receive the following initial equity awards in connection with his election to the Board:

•
An initial restricted stock unit (“RSU”) grant, effective as of August 20, 2016 (the “Grant Date”), with a fair value on the Grant Date equal to $200,000; 25% of the RSUs will vest on the first anniversary of the Grant Date with the remaining 75% of the RSUs vesting in equal quarterly installments over the subsequent eight quarters following the first anniversary of the Grant Date, subject to Mr. Yelamanchili’s continued service on the Board through each such vesting date; and

•
An initial option grant, effective as of the Grant Date, with a fair value (based on Black-Scholes) on the Grant Date equal to $200,000; 25% of the shares underlying the option grant will vest on the first anniversary of the Grant Date with the remaining 75% of the shares vesting in equal quarterly installments over the subsequent eight quarters following the first anniversary of the Grant Date, subject to Mr. Yelamanchili’s continued service on the Board through each such vesting date.

In connection with his appointment, Mr. Yelamanchili will also enter into the Company’s standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.4 to the Company’s Registration Statement on Form S-1 (File No. 333-176483) filed with the Securities and Exchange Commission on November 30, 2011.
There are no arrangements or understandings between Mr. Yelamanchili and any other persons pursuant to which Mr. Yelamanchili was elected as a director. In addition, Mr. Yelamanchili has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JIVE SOFTWARE, INC.

By:	/s/ Bryan J. LeBlanc
Bryan J. LeBlanc
EVP & Chief Financial Officer

Dated: August 23, 2016